UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to § 240.14a-12

PENN Entertainment, Inc.

(Name of Registrant as Specified In Its Charter)

HG VORA CAPITAL MANAGEMENT, LLC

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.

DOWNRIVER SERIES LP – SEGREGATED PORTFOLIO C

PARAG VORA

JOHNNY HARTNETT

CARLOS RUISANCHEZ

WILLIAM CLIFFORD

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 6, 2025, HG Vora Capital Management, LLC and certain of its affiliates, the beneficial owners of approximately 4.80% of the outstanding common stock of PENN Entertainment, Inc. (NASDAQ: PENN), issued the following press release:

LEADING PROXY ADVISORY FIRM ISS RECOMMENDS PENN ENTERTAINMENT SHAREHOLDERS VOTE “FOR” ALL THREE DIRECTOR CANDIDATES NOMINATED BY HG VORA

Institutional Shareholder Services (“ISS”) Recommends Shareholders Cast Votes Using the GOLD Proxy Card “FOR” William Clifford, Johnny Hartnett and Carlos Ruisanchez at PENN’s 2025 Annual Meeting

ISS Finds a Clear Case for Meaningful Change at PENN; Highlights that PENN has “Underperformed Peers Across the Board” and Raises “Concerns About its Approach to Refreshment”

ISS States the Independent Director Nominees Would Bring “Direct Gaming Industry Experience” to PENN’s Board

HG Vora Urges Shareholders to Vote “FOR” All Three Independent Candidates on the GOLD Proxy Card to Express Their Desire for Genuine, Shareholder-Driven Change at PENN

NEW YORK – June 6, 2025 – HG Vora Capital Management, LLC (together with its affiliates, “HG Vora”) today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, has recommended that shareholders of PENN Entertainment, Inc. (NASDAQ: PENN) (“PENN” or the “Company”) cast their votes “FOR” the election of all three independent director candidates nominated by HG Vora – William Clifford, Johnny Hartnett, and Carlos Ruisanchez – to the Company’s Board of Directors (the “Board”) on the GOLD proxy card at PENN’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”), scheduled for June 17, 2025.

In its report,* ISS concluded that PENN’s performance under current leadership has “been disappointing over all measurement periods”, that the Board’s misguided interactive strategy has “failed to drive the returns expected by shareholders”, and that there is “clearly a case for board change” given there is “little evidence that the board has been able to hold management accountable.”

With respect to PENN’s significant underperformance and strategic errors under the current Board, ISS said:

•	“The company's push into interactive has not been successful.”

•	“The overall story is one of M&A that has generally failed to drive the returns expected by shareholders.”

•	“It is particularly difficult to overlook the negative inflection that coincided with expansion into online sports betting, which is highlighted by the dissident.”

•	“Most worryingly, the company has pursued acquisitions and partnerships since early 2020 that have failed to meet the expectations of shareholders, and failed to meet the company's own stated goals.”

•	“The board appears not to have taken tangible lessons from its record in approving company acquisitions.”

With respect to the Board’s composition, poor corporate governance, and lack of management oversight, ISS said:

•	“The board lacks an adequate level of direct gaming industry experience. It appears that this deficiency has hampered the board's ability to effectively oversee management during the push into interactive, which has in turn translated into disappointing TSR and operational results.”

•	“[T]here is little evidence that the board has been able to hold management accountable, as the company has continued to pursue a strategy that has failed to deliver on expectations.”

With respect to the qualifications of the three independent director candidates, ISS said:

•	“Hartnett and Ruisanchez seem to have fortuitously presented the board with a ready-made solution to a problem it was otherwise unprepared to address.”

•	“The more important point is that the board requires additional direct gaming industry experience, which Clifford can impart. He also has experience at the company itself, as a member of senior management and recently as a consultant.”

•	“[With respect to Clifford …], there is little evidence that the board has been able to hold management accountable, which suggests that a director who is not afraid to share a contrarian viewpoint may be a valuable addition.”

•	“There does not appear to be an outcome that would make support unwarranted for Clifford at this meeting.”

In conclusion, ISS said, “support for Clifford, as well as Hartnett and Ruisanchez, is warranted on the dissident card.”

Previously, leading independent proxy advisory firm Egan-Jones Proxy Services also recommended that PENN shareholders cast their votes “FOR” the election of all three independent director candidates nominated by HG Vora – William Clifford, Johnny Hartnett, and Carlos Ruisanchez – to the Board using the GOLD proxy card at PENN’s 2025 Annual Meeting.

To ensure the election of William Clifford, Johnny Hartnett, and Carlos Ruisanchez, it is essential that all PENN shareholders vote the GOLD proxy card “FOR” HG Vora’s highly qualified director nominees – William Clifford, Johnny Hartnett, and Carlos Ruisanchez.

With PENN’s Annual Meeting less than two weeks away, it is important that shareholders cast their votes today. Every vote is important, no matter how many shares you own.

If you have any questions about how to vote your shares, please contact our proxy solicitor Okapi Partners by telephone at 877-629-6355or email at info@okapipartners.com;

For more information, including voting instructions, visit our website www.WinAtPENN.com.

*HG Vora has neither sought nor obtained consent from ISS to use previously published information in this press release

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements” that can be identified by the fact that they do not relate strictly to historical or current facts. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “intends,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if HG Vora’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by HG Vora that the future plans, estimates or expectations contemplated will ever be achieved. The information herein does not constitute an offer to sell or solicitation of an offer to buy any of the securities described herein in any state to any person.

Certain Information Concerning the Participants

HG Vora and the other Participants (as defined below) filed a definitive proxy statement and accompanying gold universal proxy card with the SEC on May 12, 2025 to be used to solicit proxies for the election of its slate of director nominees at the 2025 annual meeting of shareholders (the “2025 Annual Meeting”) of PENN Entertainment, Inc. (“PENN”).

The participants in the proxy solicitation are currently anticipated to be HG Vora Capital Management, LLC (the “Investment Manager”), HG Vora Special Opportunities Master Fund, Ltd. (“Master Fund”), Downriver Series LP – Segregated Portfolio C (“Downriver”), Parag Vora (“Mr. Vora” and, collectively with Investment Manager, Master Fund and Downriver, “HG Vora”), Johnny Hartnett, Carlos Ruisanchez and William Clifford (collectively all of the foregoing, the “Participants”).

As of the date hereof, (i) Master Fund directly owns 3,825,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of PENN, including 100 shares of Common Stock as the record holder and (ii) Downriver directly owns 3,425,000 shares of Common Stock, including 100 shares of Common Stock as the record holder (collectively, the 7,250,000 shares of Common Stock owned by Master Fund and Downriver, the “HG Vora Shares”). The HG Vora Shares collectively represent approximately 4.80% of the outstanding shares of Common Stock, based on the 150,852,769 shares of Common Stock outstanding as of April 24, 2025, as disclosed by PENN on its proxy statement for the Annual Meeting. The Investment Manager is the investment manager of Master Fund and Downriver, each of which have delegated all investment and voting decisions to the Investment Manager. Mr. Vora is the manager of the Investment Manager and has authority over day-to-day operations and investment and voting decisions, including with respect to the HG Vora Shares, of the Investment Manager. Each of the Investment Manager and Mr. Vora may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the HG Vora Shares and indirect ownership thereof. Mr. Ruisanchez directly owns 3,150 shares of Common Stock. Neither Mr. Clifford nor Mr. Hartnett beneficially own any shares of Common Stock. Certain of the Participants are also from time to time party to certain derivative instruments that provide economic exposure to PENN’s Common Stock. All of the foregoing information is as of the date hereof unless otherwise disclosed.

Important Information and Where to Find It

HG VORA STRONGLY ADVISES ALL SHAREHOLDERS OF THE CORPORATION TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY AND ACCOMPANYING PROXY CARD WILL ALSO BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, 17TH FLOOR, NEW YORK, NEW YORK 10036 (SHAREHOLDERS CAN CALL TOLL-FREE: (877) 629-6355).

Contacts

Investors

Bruce Goldfarb/Chuck Garske

Okapi Partners

(877) 629-6355

Media

Jonathan Gasthalter/Nathaniel Garnick/Iain Hughes

Gasthalter & Co.

(212) 257-4170